Exhibit 23-A



We consent to the incorporation by reference in Registration Statement No. 33-46071 of Otter Tail Power Company on Form S-3 of our reports dated January 31, 1994 appearing and incorporated by reference in this Annual Report on Form 10-K of Otter Tail Power Company for the year ended December 31, 1993.


Deloitte & Touche

Deloitte & Touche

Minneapolis, Minnesota
March 25, 1994